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                                 $133,312,786

                        ASSET SECURITIZATION CORPORATION

            CLASS B-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-3 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
            CLASS B-4 COMMERCIAL-MORTGAGE PASS-THROUGH CERTIFICATES,
          CLASS B-5 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, AND
             CLASS B-6 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                        UNDERWRITING AGREEMENT


Nomura Securities International, Inc.
Two World Financial Center - Building B
New York, New York 10281-1198

                                                                 April 11, 1997


Dear Sirs:


            1. Introduction. Asset Securitization Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $133,312,786 principal amount of Commercial Mortgage Pass-Through Certificates of the classes stated above (collectively, the "Certificates") to Nomura Securities International, Inc. (the "Underwriter"), subject to the terms and conditions set forth herein. The Certificates have been issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") among the Company, as depositor, AMRESCO Management, Inc., as servicer (the "Servicer"), and special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). The Certificates evidence beneficial ownership interests in the Trust Fund (as defined in the Pooling and Servicing Agreement) consisting of a pool (the "Mortgage Pool") of 121 mortgage loans (the "Mortgage Loans"), all as described in the Prospectus (as defined below). The Mortgage Loans have been acquired by the Company from Nomura Asset Capital Corporation (the "Mortgage Loan Seller") pursuant to a Mortgage Loan Contribution, Purchase and Sale Agreement (the "Purchase Agreement"), by and between the Company and the Mortgage Loan Seller. This is to confirm the arrangements with respect to the purchase of the Certificates by the Underwriter. Terms not defined herein which are defined in the Pooling and Servicing Agreement shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

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            Elections will be made to treat designated portions of the Trust
Fund, exclusive of the Reserve Accounts, Lock Box Accounts, Cash Collateral Accounts, the Excess Interest and the Default Interest (each as defined in the Prospectus) (such portions of the Trust Fund, the "Trust REMICs"), and the Trust REMICs will qualify, as two separate "real estate mortgage investment conduits" (each, a "REMIC" or, alternatively, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code Section 860D. The Reserve Accounts, the Lock Box Accounts and the Cash Collateral Accounts will be treated as beneficially owned by the respective borrowers for federal income tax purposes. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Excess Interest and the Default Interest), proceeds therefrom, the Collection Account, the Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole class of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests in the Upper-Tier REMIC Distribution Account in which distributions thereon will be deposited, and will issue (i) the classes of regular interests represented by the Regular Certificates and (ii) the Class R Certificates, which will represent the sole class of residual interests in the Upper-Tier REMIC. The Class V-1 and Class V-2 Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Default Interest and Excess Interest in respect of the Mortgage Loans, respectively, and such portions will be treated as a grantor trust for federal income tax purposes.

            The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (Registration No. 333-21315) covering the registration of the Certificates, under the Securities Act of 1933, as amended (the "Act"), including the related preliminary prospectus, or prospectuses, and either (A) has prepared and filed an amendment to such registration statement, including a final prospectus, (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "Rules and Regulations"), will prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the Rules and Regulations, promptly after execution and delivery of this Agreement. The information, if any, included in such prospectus that was omitted from the prospectus included in such registration statement at the time it became effective but that is deemed, pursuant to paragraph (b) of Rule 430A, to be part of such registration statement at the time it became effective is referred to herein as the "Rule 430A Information". Each prospectus used before the time such registration statement became effective, and any prospectus that omits the Rule 430A Information that is used after such effectiveness and prior to the

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execution and delivery of this Agreement, is herein called a "preliminary prospectus". Such registration statement, including the exhibits thereto, as amended to the date hereof and including, if applicable, the Rule 430A Information, is herein called the "Registration Statement," and the prospectus included in such Registration Statement is herein called the "Prospectus", except that, if the final prospectus first furnished to the Underwriter after the execution of this Agreement for use in connection with the offering of the Certificates differs from the prospectus included in such Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus first furnished to the Underwriter for such use.

            The Company hereby agrees with the Underwriter as follows:

            2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the date hereof, and as of the Closing Date referred to in Section 3(b) hereof as follows:

                  (a) The Registration Statement has become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act. On the effective date of the Registration Statement and at all times subsequent thereto, up to the Closing Date, (A) the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus and any amendments or supplements thereto will conform in all material respects to the requirements of the Act and the Rules and Regulations, will contain all material information included in any other prospectus relating to the Mortgage Pool and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing does not apply to statements or omissions in such documents based upon written information furnished to the Company by the Underwriter specifically for use therein.

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                  (b) The Company has been duly organized and is validly
      existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its assets and conduct its business as described in the Prospectus, and to enter into and perform its obligations under this Agreement, the Purchase Agreement and the Pooling and Servicing Agreement; and the Company has received no notice of proceedings relating to the revocation or modification of any license, certificate authority or permit applicable to its owning such properties or conducting business which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition, assets or income of the Company. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that a failure to so qualify or be in good standing would have a material adverse effect on the business, operations, condition (financial or otherwise), affairs, assets, regulatory situation or business prospects of the Company. The Company has no subsidiaries.

                  (c) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding instrument of the Company in accordance with its terms.

                  (d) The Pooling and Servicing Agreement and the Purchase Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly executed and delivered by the Company and will constitute, when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and (ii) general principles of equity and the discretion of the court (regardless of whether enforceability of such remedies is considered in a proceeding in equity or at law); and the Pooling and Servicing Agreement and the Purchase Agreement conform to the description thereof in the Prospectus.

                  (e) The issuance of the Certificates has been duly authorized by the Company and have been validly issued and outstanding; and the Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement. The Certificates are in all material respects in the form contemplated by the Pooling and Servicing Agreement; and the Certificates will conform in all material respects to the description thereof contained in the Prospectus.

                  (f) As of the Closing Date, the Certificates, the Pooling and Servicing Agreement and the Purchase Agreement will each conform in all material respects to the respective descriptions thereof contained in the Prospectus and such descriptions constitute a fair and accurate summary of the provisions thereof and the transactions contemplated therein.

                  (g) The representations and warranties made by the Company in the Pooling and Servicing Agreement and made in any Officer's Certificates of the Company delivered pursuant to the Pooling and Servicing Agreement will be true and correct at the time made and on the Closing Date and you may rely on the representations and warranties made by us to the parties to the Pooling and Servicing Agreement as if such representations and warranties were included in this Section 2(a).

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                  (h) None of (A) the issuance and sale of the Certificates,
      (B) the execution, delivery or performance by the Company of this Agreement, the Purchase Agreement or the Pooling and Servicing Agreement,
      (C) the consummation of the transactions contemplated herein and therein, and (D) compliance by the Company with the provisions hereof or thereof, violates, conflicts with or constitutes a breach of any of the terms or provisions of, or, after giving effect to the transactions contemplated herein and therein, will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any assets of the Company, or an acceleration of any indebtedness of the Company pursuant to, (1) the certificate of incorporation or bylaws of the Company, (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or its assets is or may be bound, (3) any statute, rule or regulation applicable to the Company or any of its assets or (4) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its assets, except for any violations, defaults, conflicts or breaches which are not, in the aggregate, material to the business, operations, condition (financial or otherwise), affairs, assets, regulatory situation or business prospects of the Mortgage Pool, in the aggregate, or the Company.

                  (i) No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency or (B) any other person is required for (1) the execution, delivery and performance by the Company of this Agreement, the Purchase Agreement or the Pooling and Servicing Agreement, (2) the transactions contemplated herein or therein or (3) the issuance and sale of the Certificates and the transactions contemplated hereby and thereby, except such as have been obtained and made under the Act and state securities or Blue Sky laws and regulations or such as may be required by the NASD.

                  (j) There is (A) no action, suit, investigation or proceeding before or by a court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company threatened or contemplated to which the Company is or may be party or to which the business or the assets of the Company are subject,
      (B) no statute, rule, regulation or order that any governmental agency or that has been proposed by any governmental body and (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company is or may be subject or to which the business or assets of the Company are or may be subject, that, in the case of clauses (A), (B) and (C) above, (1) is required to be disclosed in the Prospectus and that is not so disclosed, or (2) could reasonably be expected to (x) result in a material adverse effect on the business, operations, condition (financial or otherwise), affairs, assets, regulatory situation or business prospects of the Mortgage Pool, in the aggregate, or the Company, (y) interfere with or adversely affect the issuance or marketability of the Certificates pursuant hereto or (z) in any manner materially adversely affect the performance by the Company of its obligations under or the validity or enforceability of this Agreement, the Purchase Agreement, the Pooling and Servicing Agreement or the Certificates.

                  (k) The transfer of the Mortgage Loans to the Trust Fund at or prior to the Closing Date and the sale by the Company of the Certificates will be treated by the Company for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

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                  (l) Since the respective dates as of which information is
      given in the Registration Statement and the Prospectus except as otherwise stated therein, (A) there has been no material adverse change in the Mortgage Pool, in the aggregate, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Company which are material, other than those in the ordinary course of business.

                  (m) Neither the Company nor the Trust Fund is or, as a result of the offer and sale of the Certificates as contemplated in the Prospectus and in this Agreement will become, an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), or an "affiliated person" of any such "investment company" that is registered or is required to be registered under the Investment Company Act (or an "affiliated person" of any such "affiliated person"), as such terms are defined in the Investment Company Act.

            3. Purchase, Sale and Delivery. (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Certificates to the Underwriter. The purchase price for the Certificates will be 76.41% of the aggregate initial principal balance thereof as of March 27, 1997 (the "Cut-off Date"), plus accrued interest from April 11, 1997 up to but not including the Closing Date, before deducting expenses payable by the Company.

            (b) Delivery of the Certificates shall be made, against payment of the purchase price therefor, at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 10:00 A.M. New York City time, on April 16, 1997 or at such other time as shall be agreed upon by the Underwriter and the Company. The time and date of such delivery and payment are herein called the "Closing Date."

            (c) Delivery of the Certificates shall be made by the Company to the Underwriter against payment of the purchase price specified above in immediately available funds by wire transfer. Unless delivery is made through the facilities of the Depository Trust Company, the Certificates so to be delivered will be in definitive, fully registered form, in such denominations and registered in such names as you request, and will be made available for inspection and packaging at your office at least twenty-four hours prior to the Closing Date.

            4.    Offering  by   Underwriter.   It  is  understood   that  the
Underwriter proposes to offer the Certificates for sale to the public as set forth in the Prospectus.

            5. Covenants of the Company. The Company covenants and agrees with the Underwriter as follows:

            (a) The Company will advise you or your counsel promptly of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates, or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Company is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

            (b) The Company will not amend the Registration Statement or amend or supplement the Prospectus prior to the Closing Date unless the Underwriter shall previously have been advised thereof and shall not have objected thereto within a reasonable time after being furnished a copy thereof. The Company shall promptly prepare, upon the Underwriter request, any amendment to the Registration Statement or amendment or supplement to the Prospectus that may be necessary or advisable in connection with the offering of the Certificates.

            (c) If at any time after the date hereof when a prospectus relating to the Certificates is required to be delivered under the Act any event occurs as a result of which, in the judgment of the Company or in the reasonable opinion of counsel for the Company or counsel for the Underwriter, it becomes necessary or advisable to amend the Registration Statement or to amend or supplement the Prospectus in order to make the statements in the Prospectus, in the light of the circumstances when such Prospectus is delivered to a prospective purchaser, not misleading, or if it is necessary at any time to amend the Registration Statement or to amend or supplement the Prospectus to comply with the Act, the Company promptly will (i) notify the Underwriter and (ii) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

            (d) The Company will make generally available to the holders of the Certificates and will deliver to you, in each case as soon as practicable, an earnings statement covering the twelve-month period beginning after the Closing Date, which will satisfy the provisions of
      Section 10 (a) of the Act with respect to the Certificates.

            (e) The Company will furnish to you copies of the Registration Statement (two of which will be signed and will include all documents and exhibits thereto), the preliminary prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you request.

            (f) The Company will arrange for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you reasonably designate and will continue such qualifications in effect so long as reasonably required for the distribution. provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not qualified on the date hereof or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not, on the date hereof, subject to such service of process.

            (g) The Company will pay all expenses incidental to the performance of its obligations under this Agreement and will reimburse the Underwriter for any expenses (including reasonable fees and disbursements of counsel and accountants) incurred by it in connection with qualification of the Certificates and determination of their eligibility for investment under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for any fees charged by the nationally recognized statistical rating agencies for the rating of the Certificates, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Certificates, if applicable, and for expenses incurred in distributing preliminary prospectuses to the Underwriter.

            (h) The Pooling and Servicing Agreement will provide that, during the period when a prospectus is required by law to be delivered in connection with the sale of the Certificates pursuant to this Agreement, the Servicer or the Trustee will file or cause to be filed, on a timely and complete basis, all documents that are required to be filed by the Company or on behalf of the Trust Fund with the omission pursuant to
      Section 13, 14 or 15(d) of the Exchange Act.

            (i) So long as the Certificates shall be outstanding, the Company will deliver to you the annual statement of compliance delivered to the Trustee pursuant to the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to the Pooling and Servicing Agreement as soon as reasonably practicable after such statements are furnished to the Company.

            6. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Company as of the date hereof and the Closing Date, to the accuracy of the statements made in any officers' certificates (each an "Officer's Certificate") pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

            (a)(i) At the time that this Agreement is executed, Price Waterhouse shall have furnished to you a letter, addressed to you, and in form and substance satisfactory to you in all respects, reflecting the performance of the procedures previously requested by you and including a statement to the effect that using the assumptions and methodology used by the Company, all of which shall be described in such letter or the Prospectus, they have recalculated such numbers, percentages, dates and amounts included in the tables ("Yield Tables") attached as Appendix A to their letter and included in the Prospectus as you may reasonably request, compared the results of their calculations to the corresponding items in the Prospectus, and found each such number, percentage, date and amount set forth in the Prospectus to be in agreement with the results of such calculations. To the extent historical financial delinquency or related information is included with respect to one or more servicers, such letter or letters shall also relate to such information.

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            (a)(ii) At the Closing Date, Price Waterhouse shall have furnished to you a letter, addressed to you, and in form and substance satisfactory to you in all respects and dated as of the Closing Date, (x) to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(a)(i) as of the Closing Date, and (y) relating, to the extent such information is not covered in the letter or letters provided pursuant to clause (a)(i), to a portion of the information set forth on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement or, if a letter relating to the same information is provided to the Trustee, indicating that you are entitled to rely upon its letter to the Trustee.

            (b) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the Mortgage Pool, in the aggregate, the effect of which, in any case, is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Certificates as contemplated by the Registration Statement and the Prospectus. All actions required to be taken and all filings required to be made by the Company under the Act prior to the sale of the Certificates shall have been duly taken or made; and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or you, shall be contemplated by the Commission or by any authority administering any state securities or Blue Sky law.

            (c)   The  Certificates  shall be given  the  rating  set forth in
      Schedule I hereto by Fitch Investors Service, L.P. ("Fitch") and/or Standard & Poor's Rating Services ("S&P").

            (d) You shall have received the opinion of Cadwalader, Wickersham & Taft, counsel for the Company, dated the Closing Date, reasonably satisfactory to you.

            (e) You shall have received a letter from Barry M. Funt, Esq., in-house counsel for the Company, dated the Closing Date, reasonably satisfactory to you.

            Each opinion also shall relate to such other matters as you reasonably may request. With respect to such opinions, each counsel: (1) may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents finished by officers of, the parties to this Agreement, the Pooling and Servicing Agreement and the Purchase Agreement; (2) may assume, as applicable, the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto; (3) may qualify such opinion only as to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware; and (4) may, to the extent necessary, rely as to the laws of states other than New York on the opinion of local counsel.

            (f) You shall have received from Mayer, Brown & Platt, counsel for the Trustee, an opinion or opinions, dated as of the Closing Date, with respect to such matters as the Underwriter shall reasonably request, in form and substance reasonably satisfactory to the Underwriter.

            (g) You shall have received from Weil, Gotshal & Manges LLP, counsel for the Servicer, an opinion or opinions, dated as of the Closing Date, with respect to such matters as the Underwriter shall reasonably request, in form and substance reasonably satisfactory to the Underwriter.

            (h) You shall have received Officer's Certificates signed by such of the principal executive, financial and accounting officers of the Company as you may request, dated as of the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects; that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated; that, subsequent to the dates as of which information is given in the Prospectus as amended or supplemented, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the Mortgage Pool, in the aggregate; that, except as otherwise stated in the Prospectus, there are no material actions, suits or proceedings pending before any court or governmental agency, authority or body or, to their knowledge, threatened, affecting the Company or the transactions contemplated by this Agreement; and that attached thereto are true and correct copies of a letter or letters from one or more nationally recognized statistical rating agencies confirming that the Certificates have received the ratings set forth in Schedule I hereto and that such ratings have not been lowered since the date of such letter.

            The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

            If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

            7. Reimbursement of Underwriter's Expenses. If the sale of the Certificates provided for herein is not consummated because any condition to the obligation of the Underwriter set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter, upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Certificates.

            8. Indemnification and Contribution. The Company agrees with the Underwriter that:

                  (a) The Company will indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all losses, claims, damages or liabilities, joint or several to which they may become liable under the 1933 Act, the 1934 Act, or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or the Prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company as herein stated by the Underwriter specifically for use in connection with the preparation thereof.

                     (b)      The   Underwriter   will   indemnify   and  hold
harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information furnished to the Company as herein stated by or on behalf of the Underwriter specifically for use in connection with the preparation of the documents referred to in the foregoing indemnity. This indemnity will be in addition to any liability that the Underwriter may otherwise have. The Company and the Underwriter each acknowledge that (i) the statements set forth in the second sentence of the second to last paragraph of the cover page, (ii) the statements set forth in the first sentence of the last paragraph of the cover page, (iii) the information set forth in the second paragraph under the caption "Plan of Distribution" and (iv) the second sentence of the fifth full paragraph under the caption "Plan of Distribution" included in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the documents referred to in the foregoing indemnity.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled (i) to participate therein, and (ii) to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties; upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriter in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to an indemnified party under this Section 8, then the Company and the Underwriter shall contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages and liabilities referred to in paragraph (a) or (b) above, in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Certificates and (ii) the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statement or omission that resulted in such losses, claims, damages and liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as the total proceeds from the offering of the Certificates (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions (before deducting expenses) received by the Underwriter with respect to such offering, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten and distributed by it were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay or become liable to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8 each person, if any, who controls the Underwriter within the meaning of either the 1933 Act of the 1934 Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each director and each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

            9. Termination. (a) This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Certificates, if prior to such time
(i) trading of securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in the State of New York shall have been declared by either Federal or New York State authorities or
(iii) there shall have occurred any material outbreak or declaration of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriter, impracticable to market the Certificates on the terms specified herein.

                  (b) If this Agreement is terminated in accordance with
Section 9(a), except if the event described in Section 9(a)(i) occurred directly or indirectly as a result of the action of the Underwriter and such event is the basis upon which the Underwriter seeks termination, the Company shall reimburse the Underwriter for the reasonable fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been incurred in connection with this Agreement and the proposed purchase of the Certificates, and upon demand, the Company shall pay the full amount thereof to the Underwriter.

                  (c) This Agreement will survive delivery of and payment for the Certificates. The provisions of Sections 7, 8 and 12 shall survive the termination or cancellation of this Agreement.

            10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter at 2 World Financial Center - Building B, New York, New York 10281-1198, attention of Manager - Mortgage Finance Department; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2 World Financial Center - Building B, New York, New York 10281-1198, attention of Manager Mortgage Finance Department.

            11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and their successors and assigns, and no other person will have any right or obligation hereunder.

            12. Applicable Law; Counterparts. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the Underwriter in accordance with its terms.


                                    Very truly yours,

                                    ASSET SECURITIZATION CORPORATION



                                    By: Name:_____________________________


                                             _____________________________
                                             Title:


The foregoing Underwriting Agreement
hereby is confirmed and accepted as
of the date first above written.

NOMURA SECURITIES INTERNATIONAL, INC.



     By: _________________________
         Title:

                                   SCHEDULE I



Initial aggregate Certificate Balance of the Units: $133,312,786.

                                   INITIAL
                                 CERTIFICATE PASS-THROUGH              FITCH
          CERTIFICATES             BALANCE       RATE     S&P RATING   RATING
-----------------------------------------------------------------------------

Class B-1 Certificates........   $35,082,312     7.525%      BB+         BB+

Class B-2 Certificates........   $35,082,312     7.525%      BB          BB

Class B-3 Certificates........   $14,032,925     7.525%      BB-         BB-

Class B-4 Certificates........   $21,049,387     7.525%      B+

Class B-5 Certificates........   $14,032,925     7.525%      B

Class B-6 Certificates........   $14,032,925     7.525%      B-